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                                 Exhibit 10.13

                                LARRY A. HEATON
                                 P. O. BOX 397
                            COLLINSVILLE, VA  24078
                                 540-647-1425


                               November 15, 2000



Mr. C. R. McCullar
President and CEO
Smith River Bankshares, Inc.
730 East Church Street, Suite 12
P. O. Box 1224
Martinsville, VA  24114

Dear Andy:

     Thank you for the opportunity to meet with you and Bill on Monday. Based on our conversations, the following sets forth the terms under which I agree to provide consultant services to your Company.

     The intent is to study/research the Franklin County market to determine the feasibility of establishing a locally-named and operated unit bank of Smith River Bankshares, Inc.

     I would propose that I would commence the study immediately and complete and submit to you my written report no later than December 15, 2000.

     The scope of the work would include the following:

  . Accumulation and analysis of historical deposit information for the entire Franklin County market.

  .  Identification of potential branch sites.

  .  Identification of potential talent for staffing.

  . Conversation with select individuals to determine the "current climate" and potential ability to raise capital dollars.

  . Preparation of a pro forma bank application, i.e., balance sheet and income statement (would propose to work with Brenda Smith to accomplish this).
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     Upon completion, a summary report with specific action plans or recommendations will be prepared for your review.

     A flat fee of 46,400 would be charged. This would include all expenses. I would request that payment in full be made on January 2, 2001.

     I agree that all information I receive in connection with the performance of my duties as a consultant for your Company, regardless of the source, including but not limited to information I receive about your Company and its strategic objectives, will be kept confidential and will not be disclosed to any person or entity at any time without your express, prior authorization and will be used solely for the benefit of your Company. I will also not disclose to anyone the fact that I am engaged as a consultant for the Company. My obligations of confidentiality hereunder will continue for 5 years from the date of this letter.

     This attempts to set forth general guidelines. It is understood that modifications may be necessary as we move forward. All modifications will be in writing and signed by both parties.

     I look forward to working with you to determine the feasibility of this expansion opportunity.


                                        Sincerely,



                                        Larry A. Heaton


Agrees to and acknowledged this _____ day of November, 20001.



______________________________________
C. R. McCullar, President and CEO
Smith River Bankshares, Inc.